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                                                                    Exhibit 10.2



                         COMMON STOCK PURCHASE AGREEMENT

         Common Stock Purchase Agreement (the "Stock Agreement") dated as of November 22, 1999 by and between DUSA Pharmaceuticals, Inc., a New Jersey corporation ("DUSA"), and Schering Berlin Venture Corporation (the "Purchaser"), an affiliate of Schering AG.

                                R E C I T A L S:

         A. DUSA and Schering AG are concurrently with this Stock Agreement entering into a Marketing, Development and Supply Agreement with respect to certain products utilizing Levulan(R) (the "MD&S Agreement"). Capitalized terms used but not otherwise defined in this Stock Agreement shall have the meanings defined in the MD&S Agreement.

         B. According to the terms and conditions of the MD&S Agreement, the Purchaser agrees to make certain equity investments in DUSA upon the occurrence of certain milestones.

         C. Subject to the terms and conditions set forth in this Stock Agreement, DUSA agrees to issue and sell, and the Purchaser agrees to purchase, a certain number of shares of DUSA's common stock, no par value ("Common Stock").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DUSA and the Purchaser hereby agree as follows:

         1. PURCHASE AND SALE OF SHARES

         (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon DUSA's and the Purchaser's representations set forth herein, DUSA shall issue and sell to the Purchaser, and the Purchaser shall purchase from DUSA, for an aggregate purchase price of $6,250,000 (the "Stock Purchase Price), the number of shares of Common Stock (the "DUSA Shares") obtained by dividing the Stock Purchase Price by (A) the average closing price of the Common Stock as quoted on the Nasdaq National Market for [c.i.] preceding the [c.i.] of the [c.i.]. The sale and purchase shall be effected by DUSA delivering to the Purchaser a duly executed stock certificate registered in the name of the Purchaser (or its designee) evidencing the DUSA Shares to be purchased contemporaneously, or as soon as practicable thereafter, against delivery by the Purchaser to DUSA of cash by wire transfer of immediately available funds to the following account (or to such other account as may be specified by DUSA):

                  Account Name:     [c.i.]
                  Bank Name:        [c.i.]
                  Bank Address:     [c.i.]
                  ABA#:             [c.i.]
                  Account #:        [c.i.]

         (b) The Purchaser shall be obligated hereunder only with respect to the number of

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DUSA Shares for which it has subscribed (as set forth above). The Purchaser may, by notice in writing to DUSA, designate an Affiliate of the Purchaser to be the purchaser of the DUSA Shares; provided the Affiliate also becomes bound to the terms and obligations of the Purchaser under this Stock Agreement.

         (c) DUSA shall not be required to issue fractions of DUSA Shares. If any fraction of a share would be issuable upon the calculation of the number of DUSA Shares to be purchased upon the occurrence of a respective milestone, DUSA may issue a whole share in lieu of such fraction or DUSA may purchase such fraction for an amount in cash equal to the same fraction of the Stock Purchase Price of such DUSA Shares on the Stock Closing Date.

         2. THE STOCK CLOSING

         The closing of the sale and purchase of the DUSA Shares hereunder (the "Stock Closing") shall take place at the offices of DUSA or such other location agreed to by the parties not later than ten (10) business days following the achievement of Milestone 2 pursuant to Section 6.3 of the MD&S Agreement, in any event no later than the time a Collaboration Product receives Marketing Approval in the United States, provided, that, the conditions set forth in Article 5 hereof shall have been satisfied or waived or if the conditions set forth in
Article 5 hereof have not been satisfied or waived as of such date, as promptly as practicable following the satisfaction or waiver of such conditions (the "Stock Closing Date") and further provided, that if an event occurs which allows Schering AG to delay the cash payment under Milestone 2 pursuant to the MD&S Agreement, then the Stock Closing hereunder shall be delayed for the same period.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

         The Purchaser acknowledges, represents, warrants and covenants as follows:

         (a) RECEIPT OF CORPORATE INFORMATION. All requested publicly-available documents, records and books pertaining to DUSA and the offer and sale hereby of the DUSA Shares, including, without limitation, DUSA's Annual Report on Form 10-K for the Year Ended December 31, 1998 (the "Form 10-K"), as amended, the Proxy Statement dated April 28, 1999, Exhibits 4.2, 4.3, 4.4 and 4.5 to the Registration Statement No. 333-73039 on Form S-3, as amended and filed on June 18, 1999 (the "Form S-3"), the current Prospectus relating to an offering of 2,217,608 shares of Common Stock by certain selling shareholders dated August 3, 1999 (the "Prospectus"), Form 8-Ks dated June 11, June 29 and October 14, 1999, (the "Form 8- Ks") and Quarterly Reports on Form 10-Q for the Quarters Ended March 31, June 30, and September 30,1999 (the "Form 10-Qs"), and together with the Proxy Statement, Prospectus, Form 8-Ks and Form 10-K, and documents incorporated by reference therein and all exhibits thereto, (the "SEC Documents"), have been delivered to the Purchaser and/or its advisors, and all of the Purchaser's questions and requests for information have been answered to the Purchaser's satisfaction.

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         (b) RISKS. The Purchaser acknowledges and understands that the purchase of the DUSA Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Purchaser may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and
(iii) in the event of a disposition, the Purchaser could sustain a complete loss of its entire investment. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in DUSA; has evaluated such merits and risks, including risks particular to the Purchaser's situation; and the Purchaser has determined that this investment is suitable for the Purchaser. The Purchaser has adequate financial resources and can bear a complete loss of the Purchaser's investment.

         (c) ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         (d) INVESTMENT INTENT. The Purchaser hereby represents that the DUSA Shares are being acquired for the Purchaser's own account with no present intention of distributing such securities to others. The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the DUSA Shares for the Purchaser.

         (e) COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. The Purchaser understands that the DUSA Shares have not been registered under the Securities Act. The Purchaser understands that the DUSA Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Purchaser understands that its right to transfer the DUSA Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Purchaser realizes that it may not be able to sell or dispose of the DUSA Shares as there may be no public or other market for them. The Purchaser understands that certificates evidencing the DUSA Shares shall bear a legend substantially as follows:

         The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities law. They may not be offered for sale, sold, transferred or pledged unless registered under the Securities Act of 1933 and any applicable state securities law or pursuant to an exemption from such registration requirements.

         After a period of one year from the Stock Closing, upon request of the Purchaser (or its designee) of any of the DUSA Shares, DUSA will promptly arrange for such legend to be removed from the certificate or certificates evidencing such DUSA Shares or for new certificates therefor to be issued to such holder free of such legend, if, with such request, DUSA shall have received an opinion of the holder's counsel, which opinion is reasonably satisfactory to DUSA, to the effect that any transfer of the DUSA Shares by such holder may be effected without registration under the Securities Act.

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         (f) AUTHORITY; ENFORCEABILITY. The Purchaser has the full right, corporate power, and authority to execute and deliver this Stock Agreement and to perform all of its obligations, covenants and agreements hereunder; and this Stock Agreement, when executed and delivered by the Purchaser, will constitute a legal, valid and binding obligation enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies thereunder; and the execution and delivery of this Stock Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation of the transactions by the Purchaser contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the Purchaser.

         (g) NONCONTRAVENTION. Neither the execution of this Stock Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to the Purchaser, or any contract, commitment, agreement or restriction of any kind to which the Purchaser is a party or by which its assets are bound.

         (h) APPROVALS. Except as may be required under federal and state securities laws (which have been or, in the case of compliance required on a post-sale basis, will be complied with), to the knowledge of Purchaser, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Stock Agreement by the Purchaser or the consummation of the transaction as contemplated hereby.

         (i) STANDSTILL During the period from the date hereof through the [c.i.] of the Stock Closing, (the "Standstill Period"), the Purchaser and its Affiliates will not, without the prior written consent of DUSA:

                  (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, ownership of any Common Stock or other voting securities of DUSA if, as a result of such acquisition, the Purchaser and its Affiliates would own [c.i.] of the Common Stock or other voting securities of DUSA then outstanding;

                  (ii) make, or in any way participate in, directly or indirectly, any [c.i.] of [c.i.] (as such terms are defined or used in [c.i.] under the Securities Exchange Act of 1934 (the "Exchange Act")) to vote shares of Common Stock, or become a [c.i.] in any [c.i.] (as such terms are used in [c.i.] under the Exchange Act) with respect to DUSA,

                  (iii) initiate or propose or otherwise [c.i.] for [c.i.] to a [c.i.] of [c.i.] with respect to DUSA; or

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                  (iv) take any action, individually or jointly with any
partnership, limited partnership, syndicate or other group or assist any person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement; provided, that nothing in this Article will prohibit the Purchaser or its Affiliates from:

                           [i] participating in any of the activities
contemplated by this Stock Agreement or the MD&S Agreement;

                           [ii] engaging in any unsolicited discussion initiated
by persons other than the Purchaser or its Affiliates and communicating the substance of any such discussion to DUSA if deemed appropriate;

                           [iii] communicating with members of the Board of
Directors of DUSA from time to time in a manner similar to other shareholders concerning the views of the Purchaser regarding DUSA's business policies;

                           [iv] filing such documents as are required by
applicable law and not otherwise inconsistent with the terms of this Stock Agreement.

         In addition, prior to the expiration of the Standstill Period, unless such shall have been specifically invited in writing by DUSA, Purchaser will not, and will cause each of Purchaser's Affiliates not to, directly or indirectly seek or offer to negotiate with or make any statement of proposal to DUSA, its representatives or to any shareholder of DUSA, or otherwise make any public announcement with respect to (i) any [c.i.] of [c.i.] or any similar transaction involving DUSA; (ii) any [c.i.] of [c.i.] or similar transaction with respect to DUSA; (iii) any request to [c.i.] the provisions of [c.i.] or
(iv) any proposal or other statement inconsistent with the terms of this Stock Agreement. Notwithstanding the foregoing, nothing in this Stock Agreement shall prohibit (a) the Chief Executive Officer or other senior executive officer of the Purchaser from contacting the Chief Executive Officer of DUSA to determine whether DUSA desires to pursue any of the transactions enumerated in (i) through
(iv); or (b) the Purchaser from taking any action described in this Section 3(i) if any person unaffiliated with the Purchaser shall have previously taken or announced its intention to take any such action.

         (j) The Purchaser certifies that the representations set forth herein are true and correct as of the date hereof and shall be true and accurate as of the Stock Closing Date.


         4. REPRESENTATIONS AND WARRANTIES OF DUSA.

          DUSA acknowledges, represents, warrants and covenants as follows:

         (a) CORPORATE ORGANIZATION. DUSA is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power, authority and legal right to own, operate and lease its properties and assets and to conduct the businesses in which it is now engaged. DUSA is duly licensed or qualified to transact business as

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a foreign corporation and is in good standing in Massachusetts and Ontario,
Canada. DUSA is not qualified as a foreign corporation to transact business in any other jurisdiction. DUSA has one subsidiary, DUSA Pharmaceuticals, New York, Inc. which is duly incorporated, validly existing, and in good standing as a domestic corporation under the laws of the State of New York. This subsidiary is not qualified as a foreign corporation to transact business in any other jurisdiction. The absence of such qualifications will not have a Material Adverse Effect on the operations of DUSA and its subsidiary, when considered as one enterprise.

         (b) AUTHORITY. DUSA has full right, corporate power and authority to execute and deliver this Stock Agreement and to perform all of its obligations, covenants and agreements hereunder. The execution and delivery of this Stock Agreement by DUSA, the performance by DUSA of its covenants and agreements hereunder, including, without limitation, the issuance and sale of the DUSA Shares and the consummation by DUSA of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

         (c) ENFORCEABILITY. This Stock Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of DUSA, enforceable against DUSA in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies thereunder.

         (d) CAPITAL STOCK. The authorized capital stock of DUSA consists of 100,000,000 shares, 40,000,000 of which have been designated of Common Stock, and 60,000,000 of which may be designated into classes or series. As of September 30, 1999, there are 11,127,449 shares of Common Stock duly and validly issued, fully paid, nonassessable and outstanding, 1,745,300 shares of Common Stock are reserved for issuance upon the exercise of stock options granted under DUSA's stock option and 401(k) plans, 968,608 shares of Common Stock are reserved for issuance upon the exercise of warrants or other options issued by DUSA and 1,112,744 shares of Common Stock are reserved pursuant to DUSA's Shareholder Rights Plan. Except as set forth above,

         (i) there are no shares of capital stock or other equity securities of DUSA outstanding; and

         (ii) except as disclosed in the SEC Documents, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Stock Agreement) pursuant to which DUSA is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of DUSA, and there are not any equity securities of DUSA reserved for issuance for any purpose.

         (e) DUSA SHARES.

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         (i) The DUSA Shares have been duly authorized and, upon issuance in accordance with this Stock Agreement, will be validly issued, fully paid and nonassessable shares of DUSA, and no Person has or will have any preemptive rights to subscribe for such shares.

         (ii) Assuming that the representations and warranties of the Purchaser set forth in this Stock Agreement are true and correct and that any certificates evidencing securities shall contain a legend substantially similar to that set forth in Article 3(e) hereof, the issuance and sale of the DUSA Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act as currently in effect, and have been or will be registered or qualified (or exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws as currently in effect.

         (f) NO CONSENT. Except as may be required under federal and state securities laws (which have been or, in the case of compliance required on a post-sale basis, will be complied with) and except for the filing of an Additional Listing Application with the Nasdaq Stock Market, Inc. and compliance with NASD Rule 4460(i)(1)(d), if applicable, the execution, delivery and performance of this Stock Agreement by DUSA does not require (i) the consent, waiver, approval, license or authorization of or any filing, registration or qualification with any person or any governmental authority; or (ii) the approval or authorization of the shareholders of DUSA.

         (g) LITIGATION. Except as disclosed in the SEC Documents, there are no actions, suits, proceedings or investigations pending or, to the best of DUSA's knowledge and belief, threatened against DUSA or having a Material Adverse Effect. DUSA is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by DUSA currently pending or which DUSA intends to initiate.

         (h) REGULATORY; NO VIOLATION.

                  (i) DUSA to its best knowledge and belief, has in all material respects duly complied with, and is presently in due compliance with, and has received no notice of any noncompliance, violation or default in any material respect under any applicable law, ordinance, code, rule, statute, regulation, judgment, decree, writ, ruling, injunction, order or any other requirement of any Governmental Authority relating in any way or applicable in any manner to DUSA, its properties or business (collectively, "Legal Requirements"), except those disclosed on Schedule A, hereto, including, without limitation, all Legal Requirements relating to, in the United States, the Federal Food, Drug and Cosmetic Act, the Federal Trade Commission Act, and all regulations issued thereunder, and there is no pending claim by the Food and Drug Administration, the Federal Trade Commission or any other Governmental Authority, whether national, state or local, in the United States or elsewhere, that DUSA is not in such compliance or is in such breach, except for such Legal Requirements that have not had and would not reasonably be expected to have a Material Adverse Effect on DUSA. DUSA holds, and is in compliance with, all licenses, permits, waivers, registrations, certificates, consents, approvals or authorizations required by any applicable Legal Requirement (collectively, "Permits") and has

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not received any notice asserting any noncompliance with, or breach or violation of, any Permit except for such Permits without which a Material Adverse Effect could occur. DUSA has no reason to believe that it will be unable to obtain any Permits which are required for the future conduct of such business.

                  (ii) DUSA is not in violation or default of any provisions of its Certificate of Incorporation (the "Certificate") or its By-laws (the "By-laws").

                  (iii) The execution, delivery and performance of this Stock Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: any Legal Requirement or Permit, any material contract, obligation or commitment to which DUSA is a party or by which it is bound or the Certificate or the By-Laws.

                  (iv) The execution, delivery and performance of the Stock Agreement will not result in the creation or imposition of any Lien on any asset of DUSA which could reasonably be expected to have a Material Adverse Event on DUSA.

         (i) NO REGISTRATION RIGHTS. Except as disclosed in the SEC Documents and as provided in this Stock Agreement, DUSA is under no contractual obligation to register (now or in the future, whether contingent or not) under any applicable securities laws any of its presently outstanding Securities or any of its Securities that may subsequently be issued.

         (j) SEC FILINGS, ETC. DUSA has delivered to the Purchaser correct and complete copies of the SEC Documents. The SEC Documents were true and correct in all material respects at the time filed; and such reports, as amended, supplemented, or updated by subsequent filings, are true and correct as of the date so amended, supplemented or updated in all material respects, do not contain any misstatement of a material fact and do not omit to state a material fact or any fact required to be stated therein or necessary to make the statements contained therein not materially misleading; and all amendments or supplements thereto required to be filed under the federal securities law have been so filed. DUSA's consolidated financial statements included in the SEC Documents (the "Financial Statements") complied, in all material respects, when filed, with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly presented (subject in the case of the unaudited statements, to normal year-end audit adjustments) DUSA's financial position at the dates thereof and the consolidated results of the operations and statement of changes in financial position for the periods then ended.

         (k) NO CHANGE. Except as disclosed in the SEC Documents, since September 30, 1999 there has not been (i) any material adverse change in the condition (financial or otherwise), operations, results of operations, assets, liabilities, business or prospects of DUSA taken as a whole; (ii) any material liability or obligation (contingent or otherwise) incurred by DUSA, other than current liabilities (or obligations) or capital leases incurred in the ordinary of business; (iii)

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any asset or property of DUSA made subject to a lien of any kind, except (a)
liens for taxes not yet due or which are being contested in good faith and by appropriated proceedings provided adequate reserves with respect thereto are maintained on DUSA's books in accordance with generally accepted principles, (b) liens incurred in the ordinary course of business consistent with past practices, (c) landlords', carriers', warehousemen's, mechanics', material men's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (e) deposits to secure the performance of contracts, bids, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and (f) liens which in the aggregate do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of DUSA's business; (iv) any waiver of any material valuable right of DUSA, or the cancellation of any material debt or claim held by DUSA; (v) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the Common Stock of DUSA, or any agreement or commitment therefor; (vi) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of DUSA, except, with respect to tangible assets, in the ordinary course of business; (vii) any loan by DUSA to any officer, director, employee or shareholder of DUSA, or any agreement or commitment therefor; (viii) any material damage, destruction or loss (whether or not covered by insurance) which does or may adversely affect the condition (financial or otherwise), operations, results of assets, property, business or prospects of DUSA; (ix) any transaction entered into other than of the usual and ordinary course of business except for this Stock Agreement, the Light Source Agreement, the MD&S Agreement, the Secured Line of Credit Promissory Note, the Security Agreement and the Guaranty and the implementation of rights under these agreements; or (x) any change in the accounting methods or practices followed by DUSA.

         (l) TAXES. To its knowledge, all required tax returns of DUSA have been accurately prepared and duly filed, and all taxes required to be paid with respect to the periods covered by such returns have been paid. DUSA has not been delinquent in the payment of any tax, assessment or governmental charge, except for any such delinquencies that have been fully remedied. For these purposes, references to "tax returns" shall be interpreted broadly to include any Federal, state or local tax return, and any tax return, or equivalent of any taxing jurisdiction outside of the United States.

         (m) RELATED PARTY TRANSACTIONS. Except as described in the SEC Documents, no current principal shareholder or current or former director, officer or employee of DUSA nor any "affiliate" (as defined in the rules and regulations promulgated under the Exchange Act), of any such person, is currently, or since September 30, 1999 has been, directly or indirectly through his affiliation with any other person or entity, a party to any transaction (other than as an employee, consultant or shareholder) with DUSA providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments from or to any such person.

         (n) DUSA certifies that the representations set forth herein are true and correct as of

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the date hereof; and the representations set forth in Sections 4(a)-(c), (d) (as of the Stock Closing Date), (e), (f), and (j)-(m) of this Stock Agreement, and the representations set forth in Article 16.1.1 (a), (b), (d) and (g) of the MD&S Agreement shall also be true and correct as of the Stock Closing Date.

         5. CONDITIONS

         (a) EFFECTIVE DATE. The obligations of DUSA and the Purchaser, respectively, hereunder shall not become effective until the date on which each of the following conditions is satisfied or waived:

                  (i) Each party shall have received from the other an executed counterpart of this Stock Agreement signed on their own behalf.

                  (ii) The Purchaser shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and good standing of DUSA, the authorization of the transactions contemplated by this Stock Agreement and the MD&S Agreement, all in form and substance satisfactory to the Purchaser and its counsel;

                  (iii) Each party shall have executed and delivered to the other the MD&S Agreement, the Light Source Agreement, and any further documents required in connection therewith.

                  (iv) The Purchaser shall have provided DUSA with such financial information reasonably satisfactory to DUSA, evidencing sufficient liquidity for Purchaser to meet its' financial obligations hereunder.

         (b) THE STOCK CLOSING. The obligations of DUSA and of the Purchaser shall, in the case of the obligations of the Purchaser, be subject to each of the conditions set forth in subparagraphs (i) through (v) below having been satisfied or waived on or prior to the Stock Closing Date and, in the case of the obligations of DUSA, be subject to the conditions set forth in paragraph
(vi) and (vii) having been satisfied or waived on or prior to the Stock Purchase Date.

                  (i) Legal Opinions. The Purchaser shall have received an opinion of counsel to DUSA, dated as of the Stock Closing Date, in a form and substance reasonably acceptable in all respects to the Purchaser to the effect that:

                           (aa) DUSA is duly incorporated, validly existing and
in good standing under the laws of the State of New Jersey and has full corporate power, authority and legal right to own, operate and lease its properties and assets and to conduct the businesses in which it is now engaged, and it is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in Massachusetts and Ontario, Canada. DUSA is not qualified as a foreign corporation to transact business in any other jurisdiction. DUSA has one subsidiary, DUSA Pharmaceuticals, New York, Inc. which is duly incorporated, validly existing, and in good standing as a domestic corporation under the laws of the State of New York. This

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subsidiary is not qualified as a foreign corporation to transact business in any other jurisdiction. The absence of such qualifications will not have a Material Adverse Effect on the operations of DUSA and its subsidiary, when considered as one enterprise;

                           (bb) the DUSA Shares, issued pursuant to this Stock
Agreement, when so issued for the consideration herein set forth, shall constitute duly authorized, validly issued, fully paid and nonassessable shares of capital stock of the Company;

                           (cc) the certificate representing the DUSA Shares,
issued pursuant to this Stock Agreement is in due and proper form and has been duly and validly executed as required by law;

                           (dd) the execution and delivery by DUSA of this Stock
Agreement and the MD&S Agreement and the performance by DUSA of its obligations hereunder and thereunder (i) have been duly authorized by all requisite corporate action on the part of DUSA and (ii) will not conflict with, result in a breach of or constitute a default under (A) the Certificate or the By-Laws,
(B) in any material manner any securities law, rule or regulation of the United States of America or the State of New Jersey, or (C) the provisions of any material agreement of DUSA, or (D) any order or decree of any court or government agency or instrumentality;

                           (ee) no authorization, approval or other action by,
and no notice to, consent or order of, registration, designation, or qualification by or filing with, any United States Federal (other than the listing of the DUSA Shares pursuant to the rules and regulations of the NASDAQ Stock Market) or New Jersey authority is required to be made prior to the Stock Closing Date, other than those that have been made or obtained and are in full force and effect;

                           (ff) subject to the representations of DUSA and the
Purchaser contained in this Stock Agreement, the offer and sale of the DUSA Shares, pursuant to the terms of this Stock Agreement are exempt from the registration requirements of the Securities Act;

                           (gg) except as disclosed in the SEC Documents, such
counsel is not aware of any action, proceedings or investigation pending against DUSA, or that DUSA has received any threat thereof, which questions the validity of this Stock Agreement, or the right of DUSA to enter into this Stock Agreement or fulfill its obligations hereunder; and

                           (hh) the Certificate and the By-Laws are not in
violation of any provision of the laws of the State of New Jersey and, to the best of such counsel's knowledge, DUSA is not in violation of any provision of such documents.

                  (ii) Representation and Warranties of DUSA.

                           (aa) The representations and warranties of DUSA in
 Section set forth 4(a)- (c), (d) (as of the Stock Closing Date), (e), (f), and
(j)-(m) in this Stock Agreement shall be true and correct on and as of the Stock Closing Date with the same effect as though such representations and warranties had been made on and as of the Execution Date.

                                                                        Initials

                           (bb) The representations and warranties of DUSA set
forth in Article 16.1.1 (a), (b), (d), and (g) of the MD&S Agreement shall be true and correct on and as of the Stock Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Execution Date.

                  (iii) Execution Date: Performance. The Execution Date shall have occurred; DUSA shall have performed and complied with all agreements, obligations and conditions contained in this Stock Agreement that are required to be performed or complied with by it on or before the Stock Closing Date and DUSA shall not be (with or without the lapse of time or the giving of notice or both) in material breach or default of this Stock Agreement or the MD&S Agreement.

                  (iv) Consents. DUSA shall have delivered to the Purchaser any necessary contractual or governmental consents and approvals, in each case satisfactory to the Purchaser in its sole discretion.

                  (v) Compliance Certificate. DUSA shall have delivered to the Purchaser a certificate dated as of the Stock Closing Date executed by an executive officer of DUSA and in a form reasonably acceptable to the Purchaser, certifying that the conditions set forth in paragraphs (ii), (iii) and (iv) of this Section 5 have been satisfied and that there has been no material adverse effect on (a) the ability of DUSA to perform any of its obligations under this Stock Agreement or (b) the rights of or benefits available to the Purchaser under this Stock Agreement, in each case since the date of this Stock Agreement.

                  (vi) Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in this Stock Agreement shall be true on and as of the Stock Closing Date with the same effect as though such representations and warranties had been made on and as of the Stock Closing Date.

                  (vii) Receipt of Stock Purchase Price. DUSA shall have received the Stock Purchase Price against delivery of the Stock Certificate for the DUSA Shares.


         6. COVENANTS OF DUSA.

         (a) INSURANCE. DUSA shall maintain with financially sound and reputable insurance companies insurance on the business and properties of DUSA in at least such amounts and against at least such risks as are usually insured against by similarly situated companies engaged in similar businesses.

         (b) INSPECTION. DUSA shall allow the Purchaser from time to time, at the Purchaser's expense and at reasonable times, on reasonable notice, but no more than once per year, to visit DUSA's properties. To the extent provided by New Jersey law under NJSA:14A:5-28, DUSA shall allow the Purchaser to examine its books of account and records and to discuss DUSA's affairs, finances and accounts with DUSA's officers.

                                                                        Initials

         (c) FINANCIAL AND BUSINESS INFORMATION. So long as the Purchaser or any Affiliate of the Purchaser holds any of the DUSA Shares, DUSA shall promptly furnish to the Purchaser or such Affiliate a copy of all filings made with the SEC.

         (d) REGISTRATION RIGHTS. DUSA shall provide the registration rights set forth in Annex A hereto and perform all of its obligations related thereto.

         7. INDEMNIFICATION.

         (a) The Purchaser understands the meaning and legal consequences of the representations and warranties made by it in this Stock Agreement, and agrees to indemnify and hold harmless DUSA and each of the DUSA directors, officers, employees, counsel, agents, successors and assignees from and against any and all loss, damage, liability or expense (including, without limitation, reasonable attorneys' fees), as and when incurred, due to or arising out of (in each case in whole or in part) any material breach of any representation or warranty made by the Purchaser set forth herein or any failure by the Purchaser to fulfill any of its covenants or agreements set forth herein, or rising out of the resale or distribution by the Purchaser of the DUSA Shares or any portion thereof in violation of the Act or any applicable foreign or state securities or "blue sky" law.

         (b) DUSA understands the meaning and legal consequences of the representations and warranties made by it in this Stock Agreement, and agrees to indemnify and hold harmless the Purchaser and each of its directors, officers, employees, counsel, agents, successors and assigns from and against any and all loss, damage, liability or expense (including, without imitation, reasonable attorneys' fees), as and when incurred, due to or arising out of (in each case in whole or in part) any material breach of any representation or warranty made by DUSA set forth herein, or any failure by DUSA to fulfill any of its covenants, obligations or agreements set forth herein.

         (c) Notwithstanding the language contained in subparagraphs (a) and (b) above, this indemnification shall not apply to breaches, failures or violations which may arise under the MD&S Agreement.

         8. NOTICES.

         All notices, reports and other communications to the Purchaser, or DUSA shall be in writing, shall refer specifically to this Stock Agreement and shall be sent by facsimile transmission or by overnight courier, registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective persons and addresses specified below (or to such other persons or addresses as may be specified in writing to the other party):

         If to the Purchaser, to:     Schering Berlin Venture Corporation
                                      340 Changebridge Road
                                      P.O. Box 1000

                                                                        Initials

                                      Montville, New Jersey 07045
                                      Attn: General Counsel

         With a copy to:              Cravath, Swaine & Moore
                                      825 Eighth Avenue
                                      New York, NY 10019-7475
                                      Attn: Peter S. Wilson, Esq.
                                      Fax No: (212) 474-3700


         If to DUSA:                  DUSA Pharmaceuticals, Inc.
                                      25 Upton Drive
                                      Wilmington, Massachusetts 01887
                                      Dr. D. Geoffrey Shulman
                                      President
                                      Fax:(978) 657-9193

         With a copy to:              Lane and Mantell
                                      991 U.S. Highway 22 West
                                      Suite 102, P.O. Box 8539
                                      Somerville, NJ 08876
                                      Attn: Nanette W. Mantell, Esq.
                                      Fax No.: (908) 253-9339

         Any notice or communication given in conformity with this Section 8 shall be deemed to be effective when received by the addressee if delivered by hand or overnight courier and three days after mailing, if mailed.

         9. NO IMPLIED WAIVERS; RIGHTS CUMULATIVE.

         No failure on the part of the Purchaser, or DUSA to exercise and no delay in exercising any right, power, remedy or privilege under this Stock Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Stock Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Stock Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise thereof or the exercise of any other right, power, remedy or privilege.

         10. AMENDMENTS.

         No amendment, modification, waiver, termination or discharge of any provision of this Stock Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Stock Agreement and the provision(s)

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
intended to be amended, modified, waived, terminated or discharged and signed by the Purchaser, and DUSA, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Stock Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Purchaser, and DUSA.

         11. INTEGRATION.

         This Stock Agreement, including Annex A, the Light Source Agreement, the Secured Line of Credit Promissory Note, the Security Agreement, the Guaranty and the MD&S Agreement and all Exhibits thereto represent the entire understanding and agreement of the parties with respect to the subject matter hereof. No other representations, statements or warranties have been made, other than as set forth herein.

         12. ATTORNEYS' FEES.

         Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Stock Agreement, shall be paid to the prevailing party by the non-prevailing party, upon demand.

         13. COUNTERPARTS.

         This Stock Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         14. GOVERNING LAW.

         This Stock Agreement shall be enforced, governed and construed in all respects in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of New York.

         15. ASSIGNMENT.

         This Stock Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns. Subject to Section
1.8 of Annex A, this Stock Agreement shall not be assigned by either party without the written consent of the other; provided however, that either Party may assign this Stock Agreement without the other Party's consent to an entity that acquires substantially all of the business or assets of the assigning Party (or that portion thereof to which this Stock Agreement relates), in each case whether by merger, acquisition, or otherwise.

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
         16. TERMS DEFINED.

         As used in this Stock Agreement, the following terms have the respective meanings set forth below:

         "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act;

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity, whether foreign or domestic, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset;

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of DUSA, (b) the ability of DUSA to perform any of its obligations under this Stock Agreement or (c) the rights of or benefits available to the Purchaser under this Stock Agreement.

         "Person" shall mean an individual, partnership, joint-stock company, corporation, trust, unincorporated organization or other entity, and a government or agency or political subdivision thereof;

         "Security" or "Securities" shall have the meaning set forth in Section 2(i) of the Securities Act;

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

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
         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Stock Agreement as of the date first written above.

                                    DUSA:

                                    DUSA PHARMACEUTICALS, INC.


                                    By:/S/ D. Geoffrey Shulman
                                       _______________________
                                       D. Geoffrey Shulman
                                       Title: President


                                    PURCHASER:

                                    SCHERING BERLIN VENTURE CORPORATION


                                    By: /S/ John Nicholson
                                       ___________________________________
                                       Name John Nicholson
                                       Title Treasurer


                                                                        Initials

                                     ANNEX A

1.       REGISTRATION RIGHTS.

                  1.1      Definitions.   As used in this Section 1:

                  (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (b) the term, "Registrable Securities" means the then outstanding shares of Common Stock purchased by the Purchaser pursuant to this Stock Agreement as well as any capital stock of DUSA issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares;

                  (c) the term "Holder" shall mean the Purchaser, its Affiliates or any permitted transferee pursuant to Section 1.8;

                  (d) "Registration Expenses" shall mean all expenses incurred by DUSA in compliance with Sections 1.2, 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for DUSA, blue sky fees and expenses and the expense of any special audits of DUSA not caused by any special audit of Purchaser and Holder incident to or required by any such registration (but excluding the compensation of regular employees of DUSA, which shall be paid in any event by DUSA; and

                  (e) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                  1.2      Requested Registration.

                  (a) Request for Registration. If DUSA shall receive from one or more Holders, representing a majority of the DUSA Shares purchased pursuant to the Common Stock Purchase Agreement dated November 22, 1999, (the "Stock Agreement") at any time after the date which is [c.i.] from the date of the Stock Agreement, a written request that DUSA effect a registration of Registrable Securities, DUSA shall as soon as practicable use its diligent best efforts to effect such registration under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request; provided, however, that DUSA shall not be obligated to effect or take any action to effect, (A) [c.i.] registrations pursuant to this Section 1.2 (provided, however, that DUSA shall be responsible for Registration Expenses for [c.i.] such registration pursuant to this Section 1.2, and further provided, however, that any registration where the registration statement does not become

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
effective shall not constitute a registration pursuant to this Section 1.2), or
(B) any registration pursuant to this Section 1.2 in any particular jurisdiction in which DUSA would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless DUSA is already subject to such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                  (b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise DUSA as part of their request made pursuant to Section 1.2(a) and DUSA shall enter into an underwriting agreement in customary form (including, without limitation, such representations and warranties and indemnity and contribution provisions as the underwriter or underwriters customarily require) with the representative of the underwriter or underwriters selected for such underwriting by the Holders, such underwriter or underwriters to be acceptable to DUSA.

                  (c) Blackout Periods. If a request for registration is made pursuant to this Section 1.2 and at the same time DUSA is engaged or has fixed and definitive plans to engage in a registered public offering or in any other activity which, in the good faith determination of DUSA's Board of Directors, would be adversely affected by the requested registration, DUSA shall have the right to direct that such request be delayed for a period [c.i.].

                  (d) Form S-3. DUSA shall use its best efforts to qualify and remain qualified for effecting registration of its securities on Form S-3 for secondary sales. Any request by the Purchaser for a registration of Registrable Securities pursuant to Section 1.2(a) shall be made on Form S-3 so long as DUSA is qualified to register the Registrable Securities on such form. If DUSA is not qualified to register the Registrable Securities on Form S-3, or if DUSA registers the Registrable Securities on Form S-3 and subsequently becomes ineligible to use such form, then DUSA will register the Registrable Securities on a registration statement on Form S-1 or other available form and will file any amendments or supplements to such registration statement as may be necessary to allow the Purchaser to meet the prospectus delivery requirements of the Securities in connection with its sales of Registrable Securities under such registration statement.

                  (e) Lock-Up. Notwithstanding DUSA's obligation to register the DUSA Shares as provided in this Annex A, the Purchaser agrees that, for a period of [c.i.] following the date of issuance of the DUSA Shares, the Purchaser will not offer, issue, sell, make any short sale of, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of the DUSA Shares (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock), without first obtaining the written consent of DUSA.

                  1.3   DUSA Registration.

                  (a) Subsequent to the [c.i.] of the date of issuance of the DUSA Shares, if DUSA shall determine to register any of its Securities for its own account or for the account of any other holder of Securities, other than a registration relating solely to director stock option or employee benefit plans, or a registration relating solely to a transaction for the type described in

                                                                        Initials

Rule 145 under the Securities Act, or any successor to Rule 145, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, DUSA will provide prior written notice [c.i.] before the filing with the Commission of such registration statement. Such notice shall offer to include in such filing that number of Registrable Securities as the Holders may request, subject to the conditions hereinafter set forth and to the rights of other holders entitled to registration rights. If the Holder desires to have Registrable Securities registered under this Section 1.3, it shall be required to so advise DUSA in writing within [c.i.] after the date of receipt of such offer from DUSA, setting forth the number of Registrable Securities for which registration is requested. DUSA shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, subject to its right to reduce the number of Registrable Securities as set forth in
Section 1.3(b) below, and shall use its best efforts to effect registration under the Securities of such Registrable Securities.

                  (b) Underwriting. Where the registration of which DUSA gives notice is for a registered public offering involving an underwriting, DUSA shall so advise the Holders as part of the written notice given pursuant to Section 1.3(a). In such event, the right of each of the Holders to registration pursuant to this Section 1.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders shall (and it shall be a condition of their participation in any such registration and underwriting that any other shareholders distributing Securities through such underwriting also shall) enter into an underwriting agreement in customary form (including, without limitation, such indemnity and contribution provisions as the underwriter or underwriters customarily require) with the underwriter or underwriters selected for the underwriting by DUSA. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. In such a case, DUSA shall so advise all Holders requesting registration, and participation in the underwriting by each of DUSA, the Holders and other holders of Securities shall be reduced, on a pro rata basis, by such minimum number of shares as is necessary to comply with such limitation. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to DUSA and the underwriter. Any Registrable Securities or other securities excluded (in accordance with this Section 1.3(b) or withdrawn from such underwriting shall be withdrawn from such registration.

                  1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.3 shall be borne by DUSA; except that registration and filing fees to register or qualify Registrable Securities under Section 1.2 shall only be paid by DUSA on [c.i.]. All Selling Expenses shall be borne by the Holders.

                  1.5 Registration Procedures.

                                                                        Initials

                  (a) Whenever DUSA effects or is required to effect the registration of any Registrable Securities, DUSA will as expeditiously as possible:

                           (i) prepare and file with the Commission, a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to promptly become and remain effective for the period set forth in subsection (ii) below and promptly notify the Holders (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

                           (ii) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Registrable Securities covered by such registration statement during the period required for distribution of the Registrable Securities, which period shall not be in excess of [i] nine (9) months from the effective date of such registration statement that is not a shelf registration filed pursuant to Rule 415; [ii] the period permitted under the Securities Act with respect to a shelf registration under Rule 415; and [iii] such time as the Holder becomes eligible to resell the DUSA Shares pursuant to Rule 144(k) under the Securities Act;

                           (iii) furnish to the Holders, prior to filing a
registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, reports on Forms 10-K, 10-Q and 8-K or their equivalents which DUSA shall have filed with the Commission, and financial statements, reports and proxy statements mailed to shareholders of
DUSA) as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being offered by the Holders;

                           (iv) use reasonable efforts to register or qualify,
not later than the effective date of any filed registration statement, the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Holders reasonably request;

                           (v) make available, upon reasonable notice and during
business hours, for inspection by the underwriter or underwriters (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of DUSA (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities, and cause DUSA's officers, directors and employees to supply access to all information reasonably requested by any such Inspector in connection with the registration statement, provided the Inspectors have signed confidentiality agreements in form and substance reasonably satisfactory to DUSA;

                           (vi) if the Securities covered by the Registration
Statement are to be sold

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
through one or more underwriters, obtain a comfort letter from DUSA's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such underwriter or underwriters reasonably request;

                           (vii) if the Securities covered by the Registration
Statement are to be sold through one or more underwriters, obtain an opinion of counsel dated the closing of the sale of the Registrable Securities (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such underwriter or underwriters reasonably requests;

                           (viii) if the Securities covered by the Registration
Statement are to be sold through one or more underwriters, provide to the underwriter or underwriters representations and warranties of DUSA, dated the closing of the sale of the Registrable Securities (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such representations and warranties as counsel designated by such underwriter or underwriters reasonably requests;

                           (ix) during the period when the registration
statement is required to be effective, notify the Holders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and DUSA will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (x) cause such Registrable Securities to be listed
for trading on each securities exchange on which similar Securities of the same class issued by DUSA are then traded, provided that DUSA is eligible to do so under applicable listing requirements;

                           (xi) except as DUSA is otherwise obligated, in the
case of an underwriting pursuant to Section 1.2(b), refrain from filing any registration statement to register capital stock of DUSA for its own account or for the account of any other holder of DUSA's Securities during the period commencing with the date of the signing of the underwriting Stock Agreement (the "Sale Date") and ending at the earlier of (A) the date [c.i.] subsequent to the Sale Date or (B) such date as the underwriter agrees, except for such registration statement which shall already be under active preparation by DUSA at the time of receipt of such request; and

                                                                        Initials

                           (xii) otherwise use its best efforts to comply with
all applicable rules and regulations of the Commission.

                  (b) The Holder shall timely furnish to DUSA such information regarding the distribution of such Registrable Securities as DUSA may from time to time reasonably request.

                  (c) The Holder agrees that upon the receipt of any notice from DUSA of the happening of any event of the kind described in paragraph (a) (ix) above, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Holder of the copies of the supplemented or amended prospectus contemplated by paragraph (a) (ix) above.

                  1.6 Indemnification. (a) DUSA will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 1 and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by DUSA of the Securities Act or any rule or regulation thereunder applicable to DUSA and relating to action or inaction required of DUSA in connection with any such registration qualification or compliance, and will reimburse, to the extent permitted by law, each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for reasonable legal and other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that DUSA will not be liable in any such case to any Holder or underwriter or person controlling such Holder or underwriter to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished in writing to DUSA by such Holder or underwriter or Person controlling such Holder or underwriter.

                  (b) Each of the Holders will, if Registrable Securities held by it are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify DUSA, each of its directors and officers and each underwriter, if any, of DUSA's Securities covered by such a registration statement, each Person who controls DUSA or such underwriter within the meaning of the Securities and the rules and regulations thereunder, each other holder of Securities in respect of which such registration, qualification or compliance is being effected ("Other Shareholder") and each of their officers, directors, and partners, and each Person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder or any violation by the Purchaser of the

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Securities Act or any rule or regulation thereunder applicable to the Purchaser and relating to action or inaction required of the Purchaser in connection with any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading by such Holder, and will reimburse DUSA and such Other Shareholders, directors, officers, partners, Persons, underwriters or control persons for reasonable legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to DUSA by such Holder.

                  (c) Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless [i] the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, or [ii] the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the fees and expenses of one law firm serving as counsel for each Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6 unless such failure or any delay in providing such notice results in the loss of material defenses or rights. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable

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considerations. The relative fault of the Indemnifying Party and of the
Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in a negotiated underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

                  1.7 Information by the Holders. In connection with any request for registration, the Holders shall be required to furnish DUSA forthwith with all relevant information concerning the proposed method of sale or other disposition of the Registrable Securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection therewith, and such other information as may be reasonably required by DUSA to properly prepare and file such registration statement in accordance with applicable provisions of the Securities Act and the rules and regulations thereunder. Upon request of DUSA, such information shall be furnished by the Holders in writing.

                  1.8 Assignability of Registration Rights. The registration rights granted pursuant to this Section 1 shall be assignable at the option of each of the Holders, in whole or in part, to any Affiliate of the Purchaser or to any permitted transferee of the Registrable Securities.

                  1.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the [c.i.] period following the effective date of a registration statement of DUSA filed under the Securities Act, it shall not, to the extent requested by DUSA and its underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of DUSA held by it at any time during such period except Registrable Securities included in such registration.

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                                   SCHEDULE A

1. FDA correspondence issued to Sochinaz on February 22, 1999 regarding Form 483 a copy of which has previously been provided to Schering AG; together with FDA correspondence dated November 1, 1999 indicating that the facility is "acceptable".

2. [c.i.], a copy of which has been previously provided to Schering AG.

3. The DUSA Pharmaceuticals, Inc. facilities at 25 Upton Drive, Wilmington, Massachusetts have not yet been inspected by the FDA. DUSA is working towards compliance with the FDA's design controls regulations prior to FDA inspection with respect to the manufacture of the Light Source.

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